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                                                        EXHIBIT 5.1

          [SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS) LETTERHEAD]


                              February 18, 1998


AMCORE Financial, Inc.
501 Seventh Street
Rockford, Illinois  61104

        Re: AMCORE Financial, Inc. -- Registration Statement under the Securities Act of 1933 on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to AMCORE Financial, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 filed by the Company on February 18, 1998 with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,910,889 shares (the "Shares") of the common stock of the Company, par value $.22 per share, including the associated Common Stock Purchase Rights of the Company (the "Rights"), to be issued pursuant to a Rights Agreement, dated as of February 21, 1996, between the Company and Firstar Trust Company, as Rights Agent (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following: (1) the Registration Statement; (2) the Agreement and Plan of Reorganization, dated as of November 11, 1997, and as amended (the "Merger Agreement"), by and among the Company, MF Acquisition Corp. ("MFAC") and Midwest Federal Financial Corp. ("Midwest"), and the related Plan of Merger, dated as of November 11, 1997 (the "Plan of Merger"), by and between MFAC and Midwest, pursuant to which agreements the Shares, including the associated Rights, are to be exchanged for shares of common stock, par value $.01 per share, of Midwest (the "Merger");
(3) the Articles of Incorporation of the Company, as amended to date and as certified by the Nevada

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Secretary of State; (4) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the other transactions contemplated by the Registration Statement and the Merger Agreement; and (5) the Rights Agreement.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or telecopied copies and the originals of such copies. We have assumed that all documents submitted to us unsigned have been properly executed by the proper parties and delivered in a timely manner. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any other jurisdiction, except the State of Nevada to the extent specifically referred to herein. As to all matters governed by the laws of the State of Nevada, we have relied upon the opinion delivered to us by the Nevada law firm of Marshall, Hill, Cassas & de Lipkau, dated February 18, 1997.

        Based upon the foregoing, it is our opinion that:

        1. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada.

        2. When (a) the Registration Statement, as finally amended, becomes effective, (b) the Merger becomes effective pursuant to the terms of the Merger Agreement and the Plan of Merger, and (c) certificates representing the Shares are duly executed, countersigned, registered and duly delivered to the Exchange Agent (as defined in the Merger Agreement) for exchange with shares of common stock of Midwest, pursuant to the terms of the Merger Agreement, the Shares, including the associated Rights, will be validly issued, fully paid and nonassessable (assuming compliance with State securities law then in force and applicable thereto).

        This opinion is limited to matters governed by the laws of the State of Nevada, excluding any Nevada state "blue sky" laws. We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Opinions" in the Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving such

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consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                            Very truly yours,


                            /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)



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